Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of ACE Limited:

(1)	Registration Statement on Form S-3 (No. 333-207570)

(2)	Registration Statement on Form S-3 (No. 333-200838)

(3)	Registration Statement on Form S-8 (No. 333-208998)

(4)	Registration Statement on Form S-8 (No. 333-188949)

(5)	Registration Statement on Form S-8 (No. 333-182062)

(6)	Registration Statement on Form S-8 (No. 333-153239)

(7)	Registration Statement on Form S-8 (No. 333-116532)

(8)	Registration Statement on Form S-8 (No. 333-1404)

(9)	Registration Statement on Form S-8 (No. 333-46301)

(10)	Registration Statement on Form S-8 (No. 333-93867)

(11)	Registration Statement on Form S-8 (No. 333-72301)

(12)	Registration Statement on Form S-8 (No. 333-61038)

(13)	Registration Statement on Form S-8 (No. 333-134504)

(14)	Registration Statement on Form S-8 (No. 333-168795)

of our report dated February 26, 2015, with respect to the consolidated financial statements and schedules of The Chubb Corporation which is incorporated by reference in this Current Report on Form 8-K of ACE Limited.

/s/ Ernst & Young LLP

New York, New York

January 14, 2016